                          TRIQUINT SEMICONDUCTOR, INC.

                                  EXHIBIT 11.1

                      CALCULATION OF NET INCOME PER COMMON
                          AND COMMON EQUIVALENT SHARE
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

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
                                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                       ------------------------  ------------------------
                                                                        JUNE 30,     JUNE 30,     JUNE 30,     JUNE 30,
                                                                          1997         1996         1997         1996
                                                                       -----------  -----------  -----------  -----------
Net income...........................................................   $   2,266    $   1,864    $   4,033    $   2,774
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
Primary weighted average number of common and common equivalent
  shares outstanding.................................................       9,129        8,769        9,097        8,696
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
Net income per common and common equivalent share....................   $    0.25    $    0.21    $    0.44    $    0.32
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
Fully diluted weighted average number of common and common equivalent
  shares outstanding.................................................       9,185        8,788        9,157        8,783
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
Net income per common and common equivalent share....................   $    0.25    $    0.21    $    0.44    $    0.32
                                                                       -----------  -----------  -----------  -----------
                                                                       -----------  -----------  -----------  -----------
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